                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_CONFIDENTIAL,]FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
[_]Preliminary Proxy Statement              RULE 14A-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       CBT GROUP PUBLIC LIMITED COMPANY
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                       CBT GROUP PUBLIC LIMITED COMPANY

                       NOTICE OF ANNUAL GENERAL MEETING

  Notice is Hereby Given that the ANNUAL GENERAL MEETING of Shareholders of CBT Group Public Limited Company, a corporation organized under the laws of the Republic of Ireland (the "Company"), will be held at The Shelbourne Hotel, St. Stephens Green, Dublin 2, Ireland on Tuesday, April 28, 1998 at 11:00 a.m. (the "Meeting") for the purpose of transacting the following business:

                               ORDINARY BUSINESS

  1. By separate resolutions to re-elect as Directors the following persons who retire by rotation and, being eligible, offer themselves for re-election in accordance with the Company's Articles of Association.

           (A) Mr. John M. Grillos; and

           (B) Mr. Patrick J. McDonagh.

  2. To receive and consider the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 1997 and the Auditors' Report to the Members.

  3. To authorize the Directors to fix the remuneration of the Company's auditors for the year ending December 31, 1998.

                               SPECIAL BUSINESS

  To consider and, if thought fit, to pass the following resolutions, of which Resolution 4 will be proposed as an ordinary resolution and Resolution 5 will be proposed as a special resolution:

  4. THAT the 1994 Share Option Plan (the "1994 Plan") be and it is hereby amended to increase the total number of shares reserved for issuance thereunder by 250,000 Ordinary Shares and that the directors of the Company be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available for issuance under the 1994 Plan.

  5. THAT each of the issued and unissued Ordinary Shares of IR37.5p in the capital of the Company be and each is hereby subdivided into four Ordinary Shares of IR9.375p each, giving the Company an authorized share capital of IR(Pounds)11,250,000, divided into 120,000,000 Ordinary Shares of IR9.375p each, and that the Memorandum and Articles of Association of the Company be amended accordingly.

  To conduct any other ordinary business of the Company as may properly come before the Meeting.

                                          By Order of the Board

                                          Jennifer M. Caldwell
                                          Secretary

3rd April, 1998

Registered Office:

Beech Hill
Clonskeagh
Dublin 4, Ireland

NOTES:

1. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. You are urged to read the Proxy Statement carefully. Proposal Five asks you to consider and approve a subdivision of each of the Company's Ordinary Shares of IR37.5p into four Ordinary Shares of IR9.375p each (the "Ordinary Share Split").

    Currently, each of the Company's American Depositary Shares ("ADSs") represents and is exchangeable for one-fourth of one Ordinary Share of IR37.5p par value. THE ORDINARY SHARE SPLIT WILL HAVE NO EFFECT ON THE ADSs except that, following the Ordinary Share Split, each ADS will represent and be exchangeable for one Ordinary Share of IR9.375p par value. AS A RESULT, THE ORDINARY SHARE SPLIT WILL HAVE NO EFFECT ON THE NUMBER OF ADSs OUTSTANDING AND, IN AND OF ITSELF, IS NOT EXPECTED TO HAVE AN EFFECT ON THE MARKET PRICE OF THE ADSs.

    The Company is required to amend its Memorandum and Articles of Association to reflect the subdivision of each of its Ordinary Shares of IR37.5p into four Ordinary Shares of IR9.375p each.

2. Those persons whose names appear in the Register of Members of the Company ("Members") on the date materials are dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment or postponement thereof. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting.

3. The Company, at the request of The Bank of New York, as Depositary for the Ordinary Shares underlying and represented by the ADSs, has set Friday, March 20, 1998 as the Record Date for the determination of those holders of American Depositary Receipts representing such ADSs (collectively, the "ADS Holders") entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment or postponement thereof. ADS Holders may not vote at the Meeting; however, the Depositary has the right to vote all of the Ordinary Shares represented by ADSs, subject to certain limitations. Voting of the ADSs is more fully described in the Proxy Statement accompanying this Notice.

4. A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his or her place. A proxy need not be a Member of the Company. To be valid, proxy forms must be deposited with the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland not later than 11:00 a.m. on Sunday, April 26, 1998. Completion of the proxy form does not preclude a Member from attending the Meeting and from speaking and voting thereat.

5. The Register of Directors' Interests and particulars of directors' transactions in the share capital of the Company and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 10:45 a.m. until the conclusion of the Meeting. Otherwise they will be open for inspection at the Registered Office of the Company during normal business hours on any weekday (Saturdays, Sundays and Irish Public holidays excluded) from the date of this Notice until the date of the Meeting.


                            YOUR VOTE IS IMPORTANT

 TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE,
      SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND
         RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT
             PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN
                   PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                       CBT GROUP PUBLIC LIMITED COMPANY
                                  BEECH HILL
                                  CLONSKEAGH
                               DUBLIN 4, IRELAND

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of CBT Group Public Limited Company (referred to herein as "CBT" or the "Company") for use at its Annual General Meeting of Shareholders to be held on April 28, 1998 at 11:00 a.m., local time (the "Annual General Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting. The Annual General Meeting will be held at The Shelbourne Hotel, St. Stephens Green, Dublin 2, Ireland.

  These proxy solicitation materials (the "Proxy Statement") and the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 1997 and the Auditors' Report to the Members, were first mailed on or about April 3, 1998 to all Ordinary Shareholders entitled to attend and vote at the Annual General Meeting.

AMERICAN DEPOSITARY SHARE SPLIT

  On January 20, 1998, the Company announced a two-for-one split of its outstanding American Depositary Shares ("ADSs") whereby each issued and outstanding ADS would thereafter represent one-fourth of one Ordinary Share ("the 1998 ADS Split"). As a result, each issued and outstanding Ordinary Share of the Company that is deposited with the Depositary (as defined below) is currently represented by four ADSs. The 1998 ADS Split was effected on March 9, 1998.

  UNLESS INDICATED OTHERWISE, ORDINARY SHARE AND ADS FIGURES SET FORTH IN THIS PROXY STATEMENT GIVE EFFECT TO THE 1998 ADS SPLIT.

RECORD DATE FOR VOTING OF AMERICAN DEPOSITARY SHARES

  The Bank of New York, as the Registrar and Transfer Agent for the ADSs, as well as the Depositary for the Ordinary Shares represented by the ADSs (the "Depositary"), has fixed the close of business on Friday, March 20, 1998 (which date has been established as the record date by the Company) as the record date (the "Record Date") for the determination of ADS Holders entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment or postponement thereof.

  As of the Record Date, a total of 10,896,553 Ordinary Shares, par value IR37.5p per share, were issued and outstanding (or, 43,586,212 equivalent
ADSs). As a result of two two-for-one splits of the ADSs, each Ordinary Share of the Company that is deposited with the Depositary is now represented by four ADSs. The ADSs are quoted on the Nasdaq National Market under the symbol "CBTSY." As of the Record Date there were approximately 111 registered holders of ADSs. The Ordinary Shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of the Depositary.

  The Depositary has the right, subject to certain limitations set forth in the Deposit Agreements, each as amended and restated as of March 9, 1998, among the Company, the Depositary and the owners and beneficial owners of American Depositary Receipts representing ADSs (the "Deposit Agreements"), to vote all of the Ordinary Shares represented by ADSs. Under the terms of the Deposit Agreements, however, the Depositary is required to cast its votes with respect to those Ordinary Shares for which it receives instructions from the holders of the ADSs representing such Ordinary Shares in accordance with the instructions received. Holders of ADSs may not vote at the Annual General Meeting. See "Voting of ADSs."

QUORUM; VOTING OF ORDINARY SHARES

  Holders of Ordinary Shares of the Company whose names appear in the Register of Members ("Members") maintained by the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland, on the date materials are dispatched to Members are entitled to receive notice of the Annual General Meeting or any adjournment or postponement thereof. In addition, Members on the date of the Annual General Meeting are entitled to attend and vote at the Annual General Meeting.

  The presence at the Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of the voting share capital of the Company in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. Abstentions will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions will have no effect on the outcome of the voting as they will not be considered as votes cast with respect to any matter.

  Votes may be given at the Annual General Meeting either personally or by proxy. Voting at the Annual General Meeting will be by a show of hands unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote and, on a poll, each shareholder shall have one vote for each share of which he or she is the holder. Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A proxy has the right to demand or join in demanding a poll. On a poll, a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the Ordinary Shares represented thereby in accordance with such choice. If no choice is specified, the shares will be voted for each proposal set forth in the accompanying Notice of Annual General Meeting, as more fully described in this Proxy Statement, and in the discretion of the proxyholders as to any other matter to properly come before the Annual General Meeting.

VOTING OF ADSs

  Under the terms of the Deposit Agreements, whenever the Depositary receives notice of any meeting of holders of Ordinary Shares, the Depositary is required to fix a record date, which shall be the record date, if any, established by the Company for such purpose or, if different, as close thereto as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

  Upon receipt of notice of any meeting of the Company or the solicitation for consents or proxies from the holders of Ordinary Shares, the Depositary is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of the Depositary, containing (a) the information contained in the notice of meeting received by the Depositary from the Company; (b) a statement that the owners of ADSs as at the close of business on a specified record date are entitled (subject to any applicable provisions of Irish law and of the Company's Articles of Association, as amended (the "Articles") to instruct the Depositary as to the exercise by the Depositary of the voting rights, if any, pertaining to the number of Ordinary Shares represented by their respective ADSs; (c) a statement that owners of ADSs who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which instructions are given, (subject to any applicable provisions of Irish law and of the Articles); and
(d) a statement as to the manner in which such instructions may be given (including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an owner of ADSs on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Ordinary Shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Articles and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the rights to vote that attach to the Ordinary Shares other than in accordance with such instructions or deemed instructions.

  The Deposit Agreements provide that if no instructions are received by the Depositary from any owner of ADSs with respect to any of the Ordinary Shares represented by the ADSs on or before the date established by the Depositary for such purpose, the Depositary will deem such owner of ADSs to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Ordinary Shares and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Ordinary Shares, under circumstances and according to the terms as set forth in the Deposit Agreements; provided, that no such instructions will be deemed given and no such discretionary proxy will be given when the Company notifies the Depositary (and the Company agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one of the following:

   (1) a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the "SEC") pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act");

   (2) the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e. a contest);

   (3) relates to a merger or consolidation (except when the Company's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders, dissenting thereto, do not have rights of appraisal);

   (4) involves rights of appraisal;

   (5) authorizes mortgaging of property;

   (6) authorizes or creates indebtedness or increases the authorized amount of indebtedness;

   (7) authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

   (8) alters the terms or conditions of any shares then outstanding or existing indebtedness;

   (9) involves the waiver or modification of preemptive rights (except when the Company's proposal is to waive such rights with respect to shares being offered pursuant to share option or purchase plans involving the additional issuance of not more than 5% of the outstanding Ordinary Shares) (see Item (12) below);

  (10) alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and the Company's proposal involves a change in the number of its directors by not more than 10% or not more than one);

  (11) changes the existing quorum requirements with respect to shareholder meetings;

  (12) authorizes the issuance of Ordinary Shares, or options to purchase Ordinary Shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, the Company shall factor into the calculation the number of Ordinary Shares that remain available for issuance, the number of Ordinary Shares subject to outstanding options and any Ordinary Shares being added; should there be more than one plan being considered at the same meeting, all Ordinary Shares are aggregated);

  (13) authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the average annual income of the Company before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of:
       (i) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions), and
       (ii) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan);

  (14) changes the purposes or powers of the Company to an extent which would permit it to change to a materially different line of business and it is the Company's stated intention to make such a change;

  (15) authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares of the Company;

  (16) authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transactions;

  (17) authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or

  (18) reduces earned surplus by 51% or more or reduces earned surplus to an amount less than the aggregate of three years' Ordinary Share dividends computed at the current dividend rate.

  Since each proposal to be acted upon at the Annual General Meeting is a matter for which the Depositary may deem that instruction has been given for the Depositary to give a discretionary proxy to a person designated by the Company where no instruction is received, the Depositary will give a discretionary proxy to a person designated by the Company to vote such Ordinary Shares for which no instruction has been given.

  The Depositary will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by the Depositary as the holder of the Ordinary Shares and (b) generally made available to the holders of Ordinary Shares by the Company. The Depositary will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.

SOLICITATION OF PROXIES

  The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees, including the Depositary in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual General Meeting and voting in person.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL GENERAL MEETING

  Subject to applicable laws, shareholder proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual General Meeting of Shareholders must be received by the Company at its offices located at 1005 Hamilton Court, Menlo Park, California 94025 no later than November 26, 1998 and satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the Proxy Statement and form of proxy relating to that meeting.

                          PROPOSAL ONE(A) AND ONE(B)
                           RE-ELECTION OF DIRECTORS

  The Articles provide that the Company may have up to a maximum number of ten
(10) directors, which number may be changed by resolution of the shareholders. There are currently six (6) directors of the Company. As is customary for many Irish companies, the Company's Board of Directors (the "Board") typically consists of fewer than the maximum number of authorized directors. The Company believes that benefits are derived from having vacancies on the Board, particularly in the areas of attracting qualified directors and responding to shareholder concerns.

  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposals One (A) and One (B). At each Annual General Meeting of Shareholders, approximately one-third (1/3) of the existing directors must retire by rotation; however, such director(s) are eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director's resignation, death or removal. Any director elected by the Board during the year, whether to fill a vacancy (including a vacancy created by an increase in the Board) or otherwise, must stand for re-election at the next Annual General Meeting of Shareholders. In accordance with the Articles, Mr. John M. Grillos and Mr. Patrick J. McDonagh, as the longest serving directors, must retire by rotation.

  Mr. Grillos, being eligible, offers himself for re-election.

                         PROPOSAL ONE(A) VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares represented and voting at the Annual General Meeting is required to approve the re-election of Mr. Grillos. Unless otherwise instructed, the proxies will vote "FOR" the re-election of Mr. Grillos to the Board.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT YOU VOTE "FOR" PROPOSAL ONE(A).

  Mr. McDonagh, being eligible, offers himself for re-election.

                         PROPOSAL ONE(B) VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares represented and voting at the Annual General Meeting is required to approve the re-election of Mr. McDonagh. Unless otherwise instructed, the proxies will vote "FOR" the re-election of Mr. McDonagh to the Board.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT YOU VOTE "FOR" PROPOSAL ONE(B).

                                 PROPOSAL TWO
   CONSIDERATION OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND THE REPORTS OF THE DIRECTORS AND THE AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1997

  A copy of the report of the directors and the consolidated financial statements of the Company (prepared in accordance with Irish GAAP) for the Last Fiscal Year and the auditors' report to the Members thereon have been circulated to all of the shareholders of the Company. Shareholders are now being requested to consider the Company's consolidated financial statements and the directors' and auditors' report for the financial year ended December 31, 1997 (the "Last Fiscal Year").

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares represented and voting at the Annual General Meeting is required to approve the resolution to receive and consider the Company's consolidated financial statements and the report of the directors and the auditors for the Last Fiscal Year. Unless otherwise instructed, the proxies will vote the proxies "FOR" the resolution to receive and consider the Company's consolidated financial statements and the report of the directors and the auditors for the Last Fiscal Year. A vote "FOR" Proposal Two will not constitute an approval or ratification of the report of the directors or the consolidated financial statements of the Company.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       THAT YOU VOTE "FOR" PROPOSAL TWO.

                                PROPOSAL THREE
           AUTHORIZATION OF DIRECTORS TO FIX AUDITORS' REMUNERATION

  Ernst & Young, Chartered Accountants, have been the Company's independent auditors since September 10, 1993. The shareholders are now being requested to authorize the Board to fix the remuneration of the Company's auditors for the year ending December 31, 1998.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares represented and voting at the Annual General Meeting is required to authorize the directors to fix the remuneration of the Company's auditors. Unless otherwise instructed, the proxies will vote "FOR" the authorization of the directors to fix the remuneration of the Company's auditors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      THAT YOU VOTE "FOR" PROPOSAL THREE.

                                 PROPOSAL FOUR
         INCREASE IN NUMBER OF SHARES UNDER THE 1994 SHARE OPTION PLAN

  In November 1994, the Board and its shareholders adopted and approved the 1994 Share Option Plan (the "1994 Plan"). The 1994 Plan currently provides for the issuance of up to 1,560,751 Ordinary Shares (before giving effect to the Ordinary Share Split proposed in Proposal Five). In March 1998, the Board approved, subject to shareholder approval at the Annual General Meeting, an amendment to the 1994 Plan increasing the total number of Ordinary Shares reserved for issuance thereunder by 250,000 Ordinary Shares. At the Annual General Meeting, the shareholders will be requested to approve an amendment to the 1994 Plan to increase the number of Ordinary Shares reserved for issuance thereunder by 250,000 Ordinary Shares (before giving effect to the Ordinary Share Split proposed in Proposal Five).

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares represented and voting at the Annual General Meeting is required to approve the amendment to the 1994 Plan. Unless otherwise instructed, the proxies will vote "FOR" the amendment to the 1994 Plan.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      THAT YOU VOTE "FOR" PROPOSAL FOUR.

  As of the Record Date, options to purchase a total of 715,097 Ordinary Shares were outstanding and options to purchase 370,545 Ordinary Shares remained available for future grant (without giving effect to the increase in shares being presented to the shareholders for approval at the Annual General Meeting) under the 1994 Plan.

  The Company relies heavily on its 1994 Plan to attract and retain high quality executives and key personnel. Accordingly, the Board believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the 1994 Plan so that the Company may continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Ordinary Shares in amounts consistent with past practices.

SUMMARY OF THE 1994 PLAN

  A description of the principal features of the 1994 Plan, as amended to date, is set forth below.

  General. The 1994 Plan permits the granting of options to purchase Ordinary Shares. Options granted under the 1994 Plan may be either "incentive stock options," as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory share options. The purposes of the 1994 Plan are to attract and retain the best available personnel for the Company, provide additional incentive to current employees, consultants and directors of the Company and promote the success of the Company's business.

  Administration of the 1994 Plan. The 1994 Plan must be administered by either the Board or a committee appointed by the Board (the "Administrator"). The 1994 Plan is currently being administered by the Stock Option Committee of the Board and by a Non-Officer Stock Option Committee for certain smaller grants to non-officers. The interpretation and construction of any provision of the 1994 Plan by the Administrator are final and binding.

  Eligibility. The 1994 Plan provides that options may be granted to employees (including officers and directors who are also employees), consultants of the Company and its subsidiaries, and directors of the Company. Incentive stock options may be granted only to employees. The Administrator selects the participants and determines the number of shares to be subject to each option. As of December 31, 1997, there were approximately 701 full-time employees and 22 consultants eligible to receive share options under the 1994 Plan.

  Terms of Options. The terms of options granted under the 1994 Plan are determined by the Administrator. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted, and is subject to additional terms and conditions set forth in the 1994 Plan.

  The exercise price of options granted under the 1994 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the ADSs (which the option to purchase Ordinary Shares may be exchanged into at the election of the optionee), in the case of incentive stock options, and may be determined by the Administrator subject to applicable laws, in the case of nonstatutory share options, on the date the option is granted. Fair market value per share is based on the closing sales price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant. Incentive stock options granted to shareholders owning more than 10% of the Company's outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator and may include cash, check, promissory note or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

  The Administrator determines when options become exercisable, provided that the optionee must generally earn the right to exercise the option by continuing to perform services for the Company. Options granted under the 1994 Plan expire ten years from the date of grant, unless a shorter period is provided in the notice of grant. No option may be exercised by any person after such expiration. In addition, incentive stock options granted to shareholders owning more than 10% of the Company's outstanding shares may not have a term of more than five years. An option is non-transferable by the holder otherwise than by will or the laws of descent or distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the holder.

  Adjustment and Change in Control. In the event any change is made in the Company's capitalization, such as a share split, combination or reclassification, appropriate adjustments shall be made to the purchase price and to the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

  Amendment and Termination of the 1994 Plan. The Board may amend or terminate the 1994 Plan from time to time in such respects as it may deem advisable, provided that, to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable law, rule or regulation, the Company shall obtain shareholder approval of any 1994 Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the 1994 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1994 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board, which agreement must be in writing and signed by the optionee and the Company. The 1994 Plan will terminate in November 2004. Any options outstanding under the 1994 Plan at the time of its termination will remain outstanding until they expire by their terms.

TAX INFORMATION

  Options granted under the 1994 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory share options.

  If an option granted under the 1994 Plan is an incentive stock option, an optionee who is subject to taxation under the Code with respect to the option will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Different rules for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any additional gain or any loss recognized on such a premature disposition of the shares will be characterized as long-term or short-term capital gain or loss.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory share options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory share option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes generally measured as the excess of the then fair market value of the shares purchased over the purchase price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain or loss.

  THE FOREGOING BRIEF SUMMARY OF THE AFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE 1994 PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX

LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY OTHER THAN THE UNITED STATES IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE 1994 PLAN

  The grant of share options under the 1994 Plan to executive officers, including the officers named in the Summary Compensation Table contained in this Proxy Statement, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future grants under the 1994 Plan. Accordingly, future grants are not determinable.

                                 PROPOSAL FIVE
                SUBDIVISION OF ORDINARY SHARES OF IR37.5p EACH

  In March 1998, the Board of Directors approved a proposal, subject to shareholder approval at the Annual General Meeting, to subdivide each of the Company's Ordinary Shares of IR37.5p into four Ordinary Shares of IR9.375p each (the "Ordinary Share Split").

  Currently, each ADS represents and is exchangeable for one-fourth of one Ordinary Share of IR37.5p par value. THE ORDINARY SHARE SPLIT WILL HAVE NO EFFECT ON THE ADSS except that, following the Ordinary Share Split, each ADS will represent and be exchangeable for one Ordinary Share of IR9.375p par value. AS A RESULT, THE ORDINARY SHARE SPLIT WILL HAVE NO EFFECT ON THE NUMBER OF ADSS OUTSTANDING AND, IN AND OF ITSELF, IS NOT EXPECTED TO HAVE AN EFFECT ON THE MARKET PRICE OF THE ADSS.

  If shareholders approve the Ordinary Share Split, the Company will also be required to amend certain provisions of the Articles to reflect the change in the authorized share capital of the Company from IR(Pounds)11,250,000 divided into 30,000,000 Ordinary Shares of IR37.5p each to IR(Pounds)11,250,000 divided into 120,000,000 Ordinary Shares of IR9.375p each. The text of the proposed amendments to the Articles is set forth in Appendix A to this Proxy Statement.

  As of the Record Date, there were 10,896,553 Ordinary Shares of IR37.5p each outstanding and 3,424,029 Ordinary Shares of IR37.5p each reserved for issuance under the Company's stock option plans (without giving effect to the increase of the 1994 Plan of 250,000 Ordinary Shares proposed in Proposal
Four). Following the Ordinary Share Split, there will be 43,586,212 Ordinary Shares of IR9.375p each outstanding and 13,696,116 Ordinary Shares of IR9.375p each reserved for issuance under the Company's stock option plans.

  The Board believes that the Ordinary Share Split is advisable to reduce potential investor confusion about the relationship between the Ordinary Shares and the ADSs. At the time the Company effected its initial public offering in April 1995, each ADS represented one Ordinary Share. Since that time, the Company has completed two 2-for-1 splits of the ADSs, which were not accompanied by corresponding splits of the Ordinary Shares because the timing of such splits would not have been possible if they had to await shareholder approval of a corresponding Ordinary Share split. Accordingly, each ADS now represents one-fourth of one Ordinary Share. The Board of Directors believes that the current 1 to 1/4 relationship is unnecessary and potentially confusing to investors, and therefore has proposed the Ordinary Share Split as a means to have each ADS represent one Ordinary Share, as was previously the case.


VOTE REQUIRED

  The affirmative vote of the holders of not less than seventy-five percent (75%) of the Ordinary Shares represented and voting at the Annual General Meeting is required to approve the Ordinary Share Split. Unless otherwise instructed, the proxies will vote "FOR" the Ordinary Share Split.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      THAT YOU VOTE "FOR" PROPOSAL FIVE.

                        INFORMATION REGARDING DIRECTORS

  The following table sets forth certain information as of the Record Date for the current directors of the Company, including the nominees to be re-elected at the Annual General Meeting:

  NAME                               AGE POSITIONS WITH THE COMPANY
  ----                               --- --------------------------
  William G. McCabe................  41  Chairman of the Board
  James J. Buckley.................  47  Chief Executive Officer, President and Director
  John P. Hayes....................  44  Group Financial Controller and Director
  Gregory M. Priest................  34  Director
  Patrick J. McDonagh..............  46  Director
  John M. Grillos..................  56  Director

  William G. McCabe has been Chairman of the Board of the Company since September 1991. From September 1991 to December 1996, Mr. McCabe also served as Chief Executive Officer of the Company.

  James J. Buckley has been President and Chief Operating Officer of the Company since September 1996. In October 1996, Mr. Buckley was elected to serve as a director of the Company, and in December 1996 he was elected Chief Executive Officer of the Company. Prior to joining the Company, Mr. Buckley served as President, Apple Americas and Senior Vice President of Apple Computer, Inc. from November 1995 to April 1996; President, Apple USA from October 1993 to November 1995 and Vice President and General Manager for Apple USA's Higher Education Division from April 1992 to October 1993. Mr. Buckley also served in various sales, marketing and managerial positions at Apple Computer during his tenure there.

  John P. Hayes has been Group Financial Controller and a director of the Company since 1991. From 1987 to 1991, Mr. Hayes served as Financial Controller of the Company.

  Gregory M. Priest has been a director of the Company since June 1996. Since February 1998, Mr. Priest has been President and Chief Executive Officer of Knowledge Well, Limited, ("Knowledge Well"), a developer and marketer of interactive education software for business and professional areas other than information technology . From December 1995 to January 1998, Mr. Priest served as Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company. Prior to joining the Company, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

  Patrick J. McDonagh was a founding member of the Company and has been a director of the Company since September 1989. He has not taken an active role in the Company's management since 1991 and is currently a private investor.

  John M. Grillos has been a director of the Company since February 1994. Mr. Grillos is a Partner of ITech Partners, L.P., a venture capital partnership focused on very early stage information technology companies. Mr. Grillos has been employed by BancAmerica Robertson Stephens, an investment banking firm, in its venture capital group, since 1988.

  There are no family relationships among any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

  The Board, which has an Audit Committee, Compensation Committee, Stock Option Committee and Non-Officer Stock Option Committee, held a total of four meetings during the Last Fiscal Year. No incumbent director attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors and committees thereof on which such director served during the Last Fiscal Year.

  The Audit Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Audit Committee held two meetings. The Audit Committee oversees actions taken by the Company's independent auditors, and recommends the engagement of auditors.

  The Stock Option Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Stock Option Committee administers the Company's employee share option plans, grants share options to officers of the Company and grants share options to non-officers of the Company in excess of 10,000 shares per grant. See "Board Compensation Committee and Stock Option Committee Report on Executive Compensation" in this Proxy Statement.

  In January 1996, the Board established the Non-Officer Stock Option Committee which consists of Messrs. McCabe and Hayes. During the Last Fiscal Year, the Non-Officer Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Non-Officer Stock Option Committee grants share options which are less than 10,000 shares per grant to non-officers of the Company.

  The Compensation Committee currently consists of Messrs. McCabe, Grillos and McDonagh. During the Last Fiscal Year, the Compensation Committee did not hold any formal meetings but took several actions by unanimous written consent. The Compensation Committee reviews and approves the compensation of executives of the Company and makes recommendations to the Board with respect to standards for setting compensation levels. See "Board Compensation Committee and Stock Option Committee Report on Executive Compensation" in this Proxy Statement.

  The Board does not have a Nominating Committee or any committee performing similar functions.

COMPENSATION OF DIRECTORS

  No director receives any cash compensation for his services as a member of the Board, although each director is reimbursed for his expenses in attending Board and related committee meetings. Directors who serve on committees of the Board receive no additional compensation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's equivalent ADSs as of February 19, 1998 by (a) each director and nominee for director, (b) each Named Executive Officer (as defined below in "EXECUTIVE COMPENSATION AND OTHER MATTERS--Summary Compensation Table"); (c) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's ADSs; and (d) all current directors and executive officers as a group. The number and percentage of ADSs beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equivalent ADSs as to which the individual has sole or shared voting power or investment power and also any equivalent ADSs that the individual has the right to acquire within sixty (60) days of the Record Date through the exercise of share options or other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

                                                                     APPROXIMATE
                                                 EQUIVALENT ADSS     PERCENTAGE
    NAME OF PERSON OR IDENTITY OF GROUP       BENEFICIALLY OWNED (1)    OWNED
    -----------------------------------       ---------------------- -----------
Putnam Investments, Inc. (2)................        4,578,160           11.3%
 One Post Office Square
 Boston, MA 02109
Jeffrey N. Newton (3).......................          272,506              *
James J. Buckley (4)........................          216,240              *
William G. McCabe (5).......................          179,996              *
William B. Lewis (6)........................           52,896              *
Gregory M. Priest (7).......................           43,356              *
John P. Hayes (8)...........................            8,314              *
John M. Grillos (9).........................            5,000              *
Patrick J. McDonagh.........................              --             --
All current directors and executive officers
 as a group (13 persons) (10)...............          805,602            2.0

--------
  *   Less than 1%.
 (1) Based on 40,389,488 equivalent ADSs of the Company issued and outstanding as of February 19, 1998 (after giving effect to the two-for-one split of the ADSs effective March 9, 1998).
 (2) All of such shares are represented by ADSs. Based on information contained in the Schedule 13G/A filed with the SEC for the fiscal year ended December 31, 1997 by Putnam Investment Management, Inc. ("PIM") and Putnam Advisory Company, Inc. ("PAC"), investment managers (together with their parent corporations, Putnam Investments, Inc. ("PI") and Marsh & McLennan Companies, Inc. ("MMC")). MMC does not have any voting or dispositive power with respect to the ADSs. PI and PIM do not have any voting power with respect to the ADSs and each has shared dispositive power with respect to the ADSs. PAC does not have any voting or dispositive with respect to the ADSs. The ADSs were acquired for investment purposes by such investment managers for certain of their advisory clients.
 (3) Includes 34,170 equivalent ADSs issuable upon the exercise of share options held by Mr. Newton, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (4) Includes 214,372 equivalent ADSs issuable upon the exercise of share options held by Mr. Buckley, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (5) Includes 154,996 equivalent ADSs issuable upon the exercise of share options held by Mr. McCabe, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (6) Includes 47,382 equivalent ADSs issuable upon the exercise of share options held by Mr. Lewis, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (7) Includes 43,332 equivalent ADSs issuable upon the exercise of share options held by Mr. Priest, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (8) Includes 8,314 equivalent ADSs issuable upon the exercise of share options held by Mr. Hayes, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (9) Includes 5,000 equivalent ADSs issuable upon the exercise of share options held by Mr. Grillos, which options are exercisable within sixty
      (60) days of March 20, 1998.
 (10) Includes 534,860 equivalent ADSs issuable upon the exercise of options held by current officers and directors of the Company as a group, which options are exercisable within sixty (60) days of March 20, 1998.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE OFFICERS

  In addition to Messrs. McCabe, Buckley and Hayes, the executive officers of the Company, and their respective ages and positions as of the Record Date, are as follows:

  NAME                          AGE                      POSITION
  ----                          ---                      --------
  Richard Y. Okumoto..........  45  Vice President, Finance and Chief Financial
                                    Officer
  William B. Lewis............  42  Vice President, North American Sales
  Jeffrey N. Newton...........  43  Vice President, Business Development
  Gregory G. Olson............  44  Vice President, Marketing
  Barry D. Stockwell..........  49  Vice President, Strategic Partners
  William A. Beamish..........  43  Vice President, Product Strategy and Development
  Elizabeth K. Roemer.........  45  Vice President and General Counsel

  Richard Y. Okumoto has been Vice President, Finance and Chief Financial Officer of the Company since February 1, 1998. From February 1993 to January 1998, Mr. Okumoto served as Executive Vice President and Chief Financial Officer for Credence Systems Corporation.

  William B. Lewis has been Vice President, North American Sales of the Company since March 1997. From January 1996 until March 1997, Mr. Lewis served as the Company's Area Vice President of Sales for the southern region and served as Regional Vice President of Sales for the southern region from January 1994 to January 1996. Mr. Lewis joined the Company as a sales manager for the southern region in April 1992 and served in that capacity until January 1994.

  Jeffrey N. Newton has been Vice President, Business Development of the Company since March 1997. From January 1996 until March 1997, Mr. Newton served as the Company's Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined the Company as a sales manager for the northern region in April 1992 and served in that capacity until January 1994.

  Gregory G. Olson has been Vice President, Marketing of the Company since December 1996. Prior to joining the Company, Mr. Olson served as Manager, Direct Marketing and Advertising for Apple Computer, Inc.'s America's Division from December 1995 to December 1996. Mr. Olson also served as Manager, Direct Marketing and Advertising for Apple Computer, Inc. in the United States from June 1994 to December 1995 and held various marketing and advertising managerial positions with Apple Computer, Inc. from July 1989 to June 1994.

  Barry D. Stockwell has been Vice President, Strategic Partners of the Company since November 1997. From June 1993 to October 1997, Mr. Stockwell held various positions with Silicon Graphics, Inc., including Director of OEM Marketing and Director of Strategic Partner Management. From October 1991 to June 1993, Mr. Stockwell was Manager of Strategic Business Development for NEXT Software, Inc.

  William A. Beamish has been Vice President, Product Strategy and Development of the Company since 1993. Mr. Beamish joined CBT Systems Ltd. ("CBT Ireland") in 1985 as a design consultant. He became head of product development in 1988 and Development Center Manager in 1990. Subsequent to the Record Date, Mr. Beamish became a consultant to the Company and resigned his office as Vice President, Product Strategy and Development. Mr. Beamish has agreed to provide consulting services to the Company through December 31, 1998 to assist in the transition.

  Elizabeth K. Roemer has been Vice President and General Counsel of the Company since January 1998. From 1983 until January 1998, Ms. Roemer held various legal positions with Pacific Telesis Group, including Senior Counsel and Assistant Secretary.

  Executive officers of the Company are elected by the Board on an annual basis and serve until their successors have been duly elected. There are no family relationships among the executive officers of the Company.

             IMPORTANT NOTE ABOUT SHARE NUMBERS AND DOLLAR VALUES

  Effective May 15, 1996 and March 9, 1998, the Company effected two-for-one splits of its ADSs, such that each ADS is now represented by one-fourth of one Ordinary Share. The figures in this section give effect to such ADS splits unless otherwise noted, but do not give effect to the Ordinary Share Split, which is to be proposed for shareholder approval at the Annual General Meeting. All references to "dollars" or "$" are to U.S. dollars unless otherwise noted.

                          SUMMARY COMPENSATION TABLE

  The following table discloses, for the Last Fiscal Year, compensation earned by each individual serving as the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the Last Fiscal Year (collectively, the "Named Executive Officers") and compensation earned by the Named Executive Officers for the fiscal years ended December 31, 1996 and 1995:


                ANNUAL COMPENSATION AND LONG-TERM COMPENSATION

                                                                   LONG-TERM
                                    ANNUAL COMPENSATION           COMPENSATION
                           -------------------------------------- ------------
                                                                   OPTIONS TO
   NAME AND PRINCIPAL                              OTHER ANNUAL   PURCHASE ADS    ALL OTHER
        POSITION           YEAR SALARY(1)  BONUS  COMPENSATION(2) EQUIVALENTS  COMPENSATION(3)
   ------------------      ---- --------- ------- --------------- ------------ ---------------
James J. Buckley(4)......  1997 $385,000  $   --      $   --            --         $  --
 President, Chief          1996  125,618   50,000         --        970,000           --
  Executive
 Officer and Director
William B. Lewis(5)......  1997  215,000   75,000     139,047        70,000           --
 Vice President, North     1996   72,000  118,000         --         72,000           --
 American Sales
Jeffrey N. Newton(6).....  1997  223,000   57,000      86,086        70,000           --
 Vice President,           1996   72,000  116,000         --         80,000           --
 Business Development
Gregory M. Priest(7).....  1997  180,000  177,200         --         90,000           --
 Vice President, Finance,  1996  125,000   89,250         --         10,000           --
 Chief Financial Officer   1995    5,208      --          --        320,000           --
 and Director
William G. McCabe(8).....  1997  250,000      --          --            --         30,362
 Chairman of the Board     1996  120,000  380,000         --        200,000        31,800
                           1995  120,000  410,000         --        250,000        32,080

--------
(1) Salary includes amount deferred pursuant to the Company's 401(k) plan.
(2) Includes $139,047 and $86,086 paid in 1997 to Messrs. Lewis and Newton, respectively, for relocation expenses.
(3) Includes $32,080 paid to Mr. McCabe in 1995, $31,800 paid to Mr. McCabe in 1996 and $30,362 paid to Mr. McCabe in 1997 pursuant to a defined contribution pension scheme.
(4) Mr. Buckley joined the Company in September 1996 as President and Chief Operating Officer. In December 1996, Mr. Buckley became the Chief Executive Officer of the Company. Consequently, Mr. Buckley's 1996 compensation information is from September 1996 through December 1996.
(5) Mr. Lewis became Area Vice President of Sales for the southern region in January 1996 and Vice President, North American Sales in March 1997.
(6) Mr. Newton became Area Vice President of Sales for the northern region in January 1996 and Vice President, Business Development in March 1997.
(7) Mr. Priest was elected an executive officer of the Company in December 1995, and resigned as an executive officer of the Company effective January 31, 1998.
(8) Mr. McCabe was the Chairman of the Board, Chief Executive Officer and President until September 1996, when he resigned as President. Mr. McCabe is compensated for his management services pursuant to a consulting agreement (the "Consulting Agreement") with a third-party consulting firm. Amounts are paid by CBT Systems Limited to the consulting firm, which separately compensates its employees, including Mr. McCabe. The Company has not reviewed any agreement between the consulting firm and its employees with respect to compensation amounts. See "Certain Relationships and Related Transactions."

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to options granted during the Last Fiscal Year to the Named Executive Officers:

                                         PERCENT OF
                                           TOTAL                          POTENTIAL REALIZABLE
                                          OPTIONS                           VALUE AT ASSUMED
                            NUMBER OF    GRANTED TO                       ANNUAL RATES OF STOCK
                         EQUIVALENT ADSs EMPLOYEES   EXERCISE              PRICE APPRECIATION
                           OVER WHICH     IN LAST   PRICE PER              FOR OPTION TERM (1)
                          OPTIONS WERE     FISCAL   EQUIVALENT EXPIRATION ---------------------
          NAME           GRANTED (2)(3)     YEAR     ADS (4)      DATE        5%        10%
          ----           --------------- ---------- ---------- ---------- ---------- ----------
James J. Buckley........        --          --        $  --         --           --         --
William B. Lewis........     70,000         4.7%      $20.25    3/18/07      891,458  2,259,130
Jeffrey N. Newton.......     70,000         4.7%      $20.25    3/18/07      891,458  2,259,130
Gregory M. Priest.......     90,000         6.1%      $20.25    3/18/07    1,146,160  2,904,595
William G. McCabe.......        --          --        $  --         --           --         --

--------
(1) Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from the price at December 31, 1997, the last trading day of the Last Fiscal Year ($41.06 per ADS) over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $67 and $107, respectively. The assumed annual rates of appreciation are specified in Commission rules and do not represent the Company's estimate or projection of future share price. The Company does not necessarily agree that this method can properly determine the value of an option.

(2) All options in this table were granted under the 1994 Plan or 1990 Share Option Scheme (the "1990 Plan"). The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with the Company. The 1994 Plan and the 1990 Plan are currently administered by the Stock Option Committee of the Board, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.

(3) Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest on each of the first and second anniversary of the respective date of grant and 1/48th vest each month thereafter.

(4) Options were granted at an exercise price equal to the fair market value of the Company's ADSs, as determined by reference to the closing price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

  The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997:

                                                        NUMBER OF EQUIVALENT
                                                           ADSs SUBJECT TO        VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                           EQUIVALENT                      FISCAL YEAR-END         FISCAL YEAR END (3)
                          ADSs ACQUIRED     VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE (1) REALIZED (2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
James J. Buckley........      140,000    $ 2,234,856    101,770      313,230    $ 4,363,397  $13,431,302
William B. Lewis........      272,716    $ 6,755,555      6,332       95,820    $   442,769  $ 5,486,329
Jeffrey N. Newton.......      253,108    $ 6,036,687      6,664      103,738    $   434,087  $ 5,559,365
Gregory M. Priest.......       84,876    $ 1,711,995      3,546      124,586    $   208,839  $ 6,580,523
William G. McCabe.......    1,145,000    $36,276,113    277,498            0    $17,645,926            0

--------
(1) Employees of the Company, including the Named Executive Officers, have a choice of acquiring either Ordinary Shares or ADSs representing such Ordinary Shares upon exercise of options.

(2) Market value of underlying shares based on the closing price of the ADSs on the Nasdaq National Market on the date of exercise, minus the exercise price.

(3) Market value of shares underlying in-the-money share options based on the closing price of $41.06 per ADS on the Nasdaq National Market on December 31, 1997 (the last trading day of the Last Fiscal Year), minus the exercise price.

                     EMPLOYMENT CONTRACTS AND ARRANGEMENTS

  On July 24, 1996, the Company entered into an agreement with James J. Buckley pursuant to which Mr. Buckley became the President and Chief Operating Officer of the Company, effective as of September 1, 1996. In accordance with the terms of Mr. Buckley's agreement, Mr. Buckley receives an annual base salary of $385,000 and a targeted bonus of approximately $150,000, subject to the achievement of certain performance objectives. In addition, Mr. Buckley received an option to purchase an aggregate of 970,000 equivalent ADSs at an exercise price equal to the fair market value of the ADSs on such date. The ADSs subject to the option vest over four years, with the initial 25% vesting after one year and remainder on a monthly basis thereafter.

  On January 2, 1996, the Company entered into an Employment Agreement with Gregory M. Priest, pursuant to which Mr. Priest became Vice President, Finance and Chief Financial Officer of the Company and also agreed that Mr. Priest would be nominated to serve as a director of the Company. Under the terms of the agreement, Mr. Priest received during the Last Fiscal Year an annual minimum base salary of $180,000. Mr. Priest also received a bonus of $177,200 in the Last Fiscal Year, based upon the satisfaction of certain performance goals for the Company. Mr. Priest resigned his position as an executive officer of the Company effective January 31, 1998.

              COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During the Last Fiscal Year, the Compensation Committee of the Board consisted of Messrs. McCabe, McDonagh and Grillos, and the Stock Option Committee consisted of Messrs. McDonagh and Grillos. Messrs. McDonagh and Grillos, who have served as members of each of the Compensation Committee and the Stock Option Committee since they were established in February 1995, were not executive officers or employees of the Company during the Last Fiscal Year.

  Mr. McCabe has served on the Compensation Committee since February 1995 and is the Chairman of the Board of the Company. Mr. McCabe also served as the Chief Executive Officer of the Company through December 1996 and President of the Company through September 1996.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Approximately 9% of the CBT (Technology) Limited ("CBT T") outstanding share capital, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company which is wholly owned by certain officers and key employees of the Company. CBT T has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Any such dividends would be treated as compensation expense by the Company and would be included in the Company's operating expenses under U.S. generally accepted accounting principles.

  In February 1996, Gregory M. Priest, Vice President, Finance and Chief Financial Officer and a director of the Company, received an interest-free loan from the Company in the amount of $125,000 with principal payable in four annual installments, commencing in February 1997. As of the date hereof, $62,500 remains outstanding under the loan. The largest amount outstanding under the loan during the Fiscal Year was $125,000.

  The Company and Mr. Priest entered into a Consulting Agreement effective February 1, 1998, pursuant to which Mr. Priest has agreed to provide certain consulting services to the Company, initially including the transition to Mr. Priest's successor as Chief Financial Officer. Mr. Priest resigned his position as Chief Financial Officer effective January 31, 1998. Pursuant to the Consulting Agreement, Mr. Priest is paid on an hourly basis in accordance with a schedule of hourly rates, and previously granted stock options continue to vest. Mr. Priest's agreement contains customary provisions regarding confidentiality and assignment of intellectual property. Mr. Priest continues to serve as a director of the Company.

  CBT Systems Limited ("CBT Ireland") has entered into a consulting agreement (the "Consulting Agreement") with a third-party consulting firm pursuant to which the consulting firm provides certain management services to CBT Ireland, including those of Messrs. McCabe, Beamish and Hayes. Messrs. McCabe, Beamish and Hayes were employees of the consulting firm during 1997. Amounts paid by CBT Ireland under the Consulting Agreement are paid to the consulting firm and Messrs. McCabe, Beamish and Hayes are separately compensated by the consulting firm. During 1997, CBT Ireland accrued amounts in the aggregate of $1.4 million due to the consulting firm.

  The Company and Knowledge Well entered into a Software License Agreement (the "License Agreement") in October 1997, pursuant to which the Company granted KnowledgeWell a non-exclusive license to use certain of its technology in the development of interactive education software. The License Agreement explicitly forbids any use by Knowledge Well of CBT's technology within CBT's information technology market area. In exchange, Knowledge Well has agreed to maintain functional compatibility of Knowledge Well's products with CBT's products. Knowledge Well is also required to pay the Company an annual licensing fee. The License Agreement also contains customary provisions involving the provision of product updates and the protection of confidential information. Messrs. McCabe and Priest are Chairman of the Board, and President, Chief Executive Officer, and director, respectively, of Knowledge Well and Chairman of the Board and director, respectively, of the Company. The License Agreement was unanimously approved by the disinterested directors of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers (as defined in the rules under Section 16) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports with the SEC and the NASD regarding ownership of, and transactions in, the Company's securities. Such officers, directors and ten percent holders are also required by the SEC's rules to furnish to the Company copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that its executive officers, directors and ten percent holders complied with all applicable Section 16(a) filing requirements during the Company's Last Fiscal Year.

                 BOARD COMPENSATION COMMITTEE AND STOCK OPTION
                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Portions of the following report are presented by each of the Company's Compensation Committee (the "Compensation Committee") and Stock Option Committee (the "Stock Option Committee") of the Board of Directors with respect to the compensation of the Company's executive management.

  Actual compensation earned during the Last Fiscal Year for the Named Executive Officers is shown in the Summary Compensation Table contained in this Proxy Statement.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee reviews and approves the compensation of executives of the Company and makes recommendations to the Board with respect to standards for setting compensation levels.

  Compensation Philosophy. At the direction of the Board and pursuant to the charter of the Compensation Committee, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company. These programs are administered in a manner that seeks to meet the long-term interests of the Company and its shareholders and are designed to align total compensation for senior management with corporate performance.

  The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of total compensation should consist of variable, performance-based components, such as bonuses and share option grants, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and shareholder value.

  The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. The Compensation Committee considers such corporate performance measures as revenues, net income and earnings per share in setting executive compensation levels. The specific factors used, and the weights given to various factors, varies between each executive based on his or her responsibilities. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

  Base salary for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

  Chief Executive Officer Compensation. Generally, the criteria used in determining the compensation of the Company's Chief Executive Officer is the same as that which is used for executive management. In 1997, Mr. Buckley received a salary of $385,000. This has not changed from the level established in the fiscal year ended December 31, 1996.

  The Compensation Committee also approved the compensation of the Company's other executive officers for 1997, following the principles and procedures outlined in this report.

  Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Section 162(m) of the Code generally limits the federal income tax deductibility of compensation paid to certain executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                     REPORT OF THE STOCK OPTION COMMITTEE

  The Stock Option Committee oversees provision of long-term incentives for executives and other key employees through share option grants under the 1990 Plan, 1994 Plan and 1996 Plan. Grants under the 1990 Plan or 1994 Plan are made to executives at the time they join the Company and are made periodically to executive management for individual performance. Grants under the 1996 Plan are made to employees and consultants at the time they join the Company and are made periodically for individual performance. Grants are not made to executive officers or directors under the Company's 1996 Plan. The purpose of share option grants is to provide incentives to perform at a level which will enhance the overall financial performance of the Company's business and maximize long-term shareholder value and to reward prior performance.

  For grants to executives, the Stock Option Committee is responsible for determining, subject to the terms and conditions of the plans, the timing of such grants, the exercise price per share, the vesting provisions and the number of shares subject to each option grant. The Stock Option Committee primarily grants share options to executive officers under the 1994 Plan.

  In 1997, based upon recommendations from executive management, the Stock Option Committee granted share options to certain executive officers of the Company under the Company's share option plans. In approving grants under the 1990 Plan, 1994 Plan and 1996 Plan, including grants to non-executive officers of the Company, the Stock Option Committee considers quantitative and qualitative factors.

  In addition to the 1990 Plan, 1994 Plan and 1996 Plan, executives are eligible to participate in the Company's 1995 Employee Share Purchase Plan which permits the purchase of shares at a discount through payroll deductions.

  Share Option Grants to the Chief Executive Officer. Mr. Buckley did not receive any options in connection with his services as the Company's Chief Executive Officer in 1997.

Respectfully Submitted by:

The Members of the Compensation
 Committee                       The Members of the Stock Option Committee
William G. McCabe                John M. Grillos
John M. Grillos                  Patrick J. McDonagh
Patrick J. McDonagh

                               PERFORMANCE GRAPH

  The ADSs are quoted on the Nasdaq National Market. Set forth below is a graph comparing the value of an investment of $100 in (i) the ADSs at the initial public offering price on April 13, 1995 of $4.00 per ADS (as adjusted for the two ADS splits in May 1996 and March 1998); (ii) the Nasdaq National Market; and (iii) the Hambrecht & Quist Technology Index, as if all such investments were made on April 13, 1995 and assuming dividend reinvestment through December 31, 1997.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG CBTSY,
                H&Q TECHNOLOGY INDEX AND NASDAQ NATIONAL MARKET

                                                            H&Q        NASDAQ
               MEASUREMENT PERIOD                        TECHNOLOGY   NATIONAL
             (FISCAL YEAR COVERED)                CBTSY    INDEX    MARKET -  US
             ---------------------               ------- ---------- ------------
Measurement Pt-  04/13/95....................... $100     $100        $100
FYE  12/29/95................................... $165.63  $130.43     $126.36
FYE  12/31/96................................... $339.06  $156.31     $155.05
FYE  12/31/97................................... $513.28  $208.49     $188.60

                                 OTHER MATTERS

  The Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year were approved by the Board on March 13, 1998. Irish law requires the Company to provide its Members for receipt and consideration such Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year at the Annual General Meeting of Shareholders. In this regard, included as part of the proxy materials dispatched to Members is a copy of the Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year.

  Representatives of Ernst & Young, Chartered Accountants, are expected to be present at the Annual General Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  The Company knows of no other matters to be submitted at the Annual General Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors

Dated: April 3, 1998

                                   APPENDIX A

PROPOSED AMENDMENTS TO THE COMPANY'S MEMORANDUM AND ARTICLES OF ASSOCIATION

Approval of the Ordinary Share Split will necessitate:

1. Amending paragraph 5 of the Company's Memorandum of Association to read in its entirety as follows:

   5. The share capital of the Company is IR(Pounds)11,250,000 divided into 30,000,000 120,000,000 ordinary shares of 37.5p 9.375p each. The share capital of the Company whether the original or any increased capital of the Company may be divided into different classes of shares with any special, qualified, preferred, deferred or other rights or privileges or conditions as to capital, dividends, rights of voting or other matters attached thereto, and from time to time the Company's regulations may be varied so far as may be necessary to give effect to any such rights, privileges or conditions.

2. Amending the definition of "the Ordinary Shares" in paragraph 1(b) of the Company's Articles of Association to read:

  "the Ordinary Shares"      ordinary shares of 37.5p 9.375p each in the
  capital of the Company

3. Amending paragraph 2 of the Company's Articles of Association to read in its entirety as follows:

  2. Share Capital

    The share capital of the Company is IR(Pounds)11,250,000 divided into 30,000,000 120,000,000 Ordinary Shares.

                      CBT GROUP PUBLIC LIMITED COMPANY
                THIS PROXY FOR THE ANNUAL GENERAL MEETING IS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned Member of CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland (the "Company"), hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement, each dated April 3, 1998, and hereby appoints James J. Buckley, William G. McCabe and Jennifer M. Caldwell, and each of them, proxies and
attorneys-in-fact, each with full power of substitution, or          of
         as proxy and attorney in fact (see Note 2 below), on behalf and in the name of the undersigned, to represent the undersigned at the Company's Annual General Meeting to be held at 11:00 a.m. on Tuesday, April 28, 1998 at The Shelbourne Hotel, St. Stephens Green, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting.

NOTES:

1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.

2. If it is desired to appoint as proxy any person other than those set forth above, please delete the names set forth above and insert the name and address of your own proxy in the space provided. The alteration should be initialled. A proxy need not be a shareholder of the Company.

3. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

4. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

5. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting or adjourned Annual General Meeting.

6. Any alterations made to this proxy form should be initialled.

7. On a poll a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                           IN THE ENVELOPE PROVIDED.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION FOR ANY MOTION MADE FOR ADJOURNMENT OF THE ANNUAL GENERAL MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES FOR APPROVAL OF THE PROPOSALS SET FORTH BELOW).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                            FOR AGAINST ABSTAIN
ORDINARY BUSINESS                                           --- ------- -------
1A) Proposal to re-elect John M. Grillos as a director of   [_]   [_]
    the Company.                                                          [_]
1B) Proposal to re-elect Patrick J. McDonagh as a director  [_]   [_]
    of the Company.                                                       [_]
2. To consider the Company's consolidated financial         [_]   [_]     [_]
   statements and the reports of the directors and
   auditors for the year ended December 31, 1997.
3. Proposal to authorize the directors of the Company to    [_]   [_]     [_]
   fix the remuneration of the Company's auditors for the
   year ending December 31, 1998.
4. Proposal to amend the Company's 1994 Share Option Plan   [_]   [_]     [_]
   to increase the total number of shares reserved for
   issuance thereunder by 250,000 Ordinary Shares.
SPECIAL BUSINESS
5. Proposal to subdivide each of the Company's issued and   [_]   [_]     [_]
   unissued Ordinary Shares of IR37.5p into four Ordinary
   Shares of IR9.375p each and amend the Memorandum and
   Articles of Association of the Company accordingly.

Mark here if you plan    [_]            Mark here, and indicate    [_]
to attend the Annual                    below, for a change of
General Meeting.                        address.


Please sign exactly as name appears below. When shares are held by joint tenants, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by authorized person.

Date: ____________________, 1998



Please sign exactly as name appears
below. When shares are held by
joint tenants, the signature of any
one of them will suffice, but the
names of all joint holders should
be shown. When signing as attorney,
as executor, administrator, trustee
or guardian, please give full title
as such. If a corporation, this
form must be executed either under
its Common Seal or under the hand
of an officer or attorney duly
authorized. If a partnership,
please sign in partnership name by
authorized person.



                                      Signature:________________________________


                                                ________________________________
                                                (Print Name)

Date:_________________________ , 1998

Signature: _________________________

           _________________________
           (Print Name)